UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 10, 2013

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former Name or Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mattel, Inc. (“Mattel”) was held on May 10, 2013. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934 and there was no solicitation in opposition to that of management.

All of the nominees for director listed in Proposal 1 in the proxy statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
Michael J. Dolan	272,195,184	6,244,852	1,113,853	20,286,779
Trevor A. Edwards	277,743,497	714,140	1,096,252	20,286,779
Dr. Frances D. Fergusson	277,511,154	952,801	1,089,934	20,286,779
Dominic Ng	276,876,273	1,560,677	1,116,939	20,286,779
Vasant M. Prabhu	276,061,806	2,397,393	1,094,690	20,286,779
Dr. Andrea L. Rich	268,809,058	9,642,241	1,102,590	20,286,779
Dean A. Scarborough	272,510,127	5,926,638	1,117,124	20,286,779
Christopher A. Sinclair	270,907,880	7,524,736	1,121,273	20,286,779
Bryan G. Stockton	267,141,036	10,221,068	2,191,785	20,286,779
Dirk Van de Put	276,909,318	1,552,173	1,092,398	20,286,779
Kathy White Loyd	267,659,854	10,809,665	1,084,370	20,286,779

Proposal 2, a proposal to approve, on an advisory (non-binding) basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
267,653,886	10,068,066	1,831,937	20,286,779

Proposal 3, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2013, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
290,901,614	7,470,522	1,468,532	N/A

Proposal 4, a stockholder proposal regarding an independent Chairman of the Board of Directors, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
91,836,858	186,284,340	1,432,691	20,286,779

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 14, 2013	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary